EXHIBIT 4

                                FORM OF NOTE

   UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



   REGISTERED                                             REGISTERED
   No.  R-1                                          $100,000,000.00







                                                  CUSIP 043339 AJ 9









                           ARVIN INDUSTRIES, INC.

                        6.75% NOTE DUE MARCH 15, 2008



   ORIGINAL ISSUE DATE:     INTEREST RATE:      STATED MATURITY DATE:

      March 23, 1998            6.75%              March 15, 2008

             Arvin Industries, Inc., an Indiana corporation (the
   "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                 CEDE & CO.

   or registered assigns, the principal sum of ONE HUNDRED MILLION AND NO/100THS ($100,000,000.00) DOLLARS on the Maturity Date specified above and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, semiannually on March 15 and September 15 (each an "Interest Payment Date") in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, to the registered holder of such Note on the Regular Record Date with respect to such Interest Payment Date, and on the Maturity Date shown above. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, until the principal hereof has been paid or duly made available for payment. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day as defined below, principal or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest on such payment shall accrue for the period from and after such Maturity Date or Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture. As used herein, "Business Day" means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law to close.

             Payment of the principal of and interest on this Note will be made by the Company by wire transfer in immediately available funds.

             This 6.75% Note due March 15, 2008, is one of a duly authorized series of Securities (hereinafter called the "Securities") of the Company issued and to be issued under an Indenture dated as of July 3, 1990, as supplemented by the First Supplemental Indenture, dated March 31, 1994 (herein called the "Indenture") between the Company and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company and the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

             This Note is not redeemable at the option of the Company and is not repayable at the option of the Holder prior to maturity.

             Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date, as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

             The Indenture provides that so long as the Notes are outstanding, the Company will not, and will not cause or permit a Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt or to create any Security Interest securing any indebtedness existing on the date of the Indenture which would constitute Secured Debt if it were secured by a Security Interest in a Principal Facility unless the Notes will be secured equally and ratably (subject to applicable priorities of payment) by the Security Interest securing such Secured Debt or indebtedness, provided that the Company and its Restricted Subsidiaries may incur certain Secured Debt without so securing the Notes. Among such permitted Secured Debt is indebtedness secured by (i) certain Security Interests to secure payment of the cost of acquisition, construction, development or improvement of property; (ii) Security Interests on property at the time of acquisition assumed by the Company or a Restricted Subsidiary, or on the property or on the outstanding shares or indebtedness of a corporation or firm at the time it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary, or the Company or a Restricted Subsidiary acquires the properties of such corporation or firm as an entirety or substantially as an entirety; (iii) Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by the Company or any Restricted Subsidiary; (iv) Security Interests securing indebtedness of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary; (v) mechanics' and other statutory liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith; (vi) liens for taxes, assessments or governmental charges not yet due or for taxes, assessments or governmental charges which are being contested in good faith; (vii) Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in case of judgment liens, execution thereon is stayed; (viii) certain landlords' liens on fixtures; (ix) Security Interests to secure partial, progress, advance or other payments or indebtedness incurred for the purpose of financing construction on or improvement of property subject to such Security Interests; and (x) certain Security Interests in favor, or made at the request, of governmental bodies. Additionally, such permitted Secured Debt includes (with certain limitations) any extension, renewal or refunding, in whole or in part, of any Secured Debt permitted at the time of the original incurrence thereof. In addition to the foregoing, the Company and its Restricted Subsidiaries may incur Secured Debt, without equally and ratably securing the Notes, if the sum of (a) the amount of Secured Debt entered into after the date of the Indenture and otherwise prohibited by the Indenture plus (b) the aggregate value of Sale and Leaseback Transactions entered into after the date of the Indenture and otherwise prohibited by the Indenture does not exceed ten percent of Consolidated Net Tangible Assets.

             The Indenture provides that so long as the Notes are outstanding the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless
   (a) the Company or such Restricted Subsidiary would be entitled to incur Secured Debt permitted by the Indenture only by reason of the provision described in the last sentence of the preceding paragraph equal in amount to the net proceeds of the property sold or transferred or to be sold or transferred pursuant to such Sale and Leaseback Transaction and secured by a Security Interest on the property to be leased without equally and ratably securing the Notes, or (b) the Company or a Restricted Subsidiary shall apply within 180 days after the effective date of such Sale and Leaseback Transaction, an amount equal to such net proceeds (x) to the acquisition, construction, development or improvement of properties, facilities, or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Facility or Facilities or a part thereof or (y) to the redemption of the Notes or (z) to the repayment of Senior Funded Debt of the Company or of any Restricted Subsidiary (other than the Senior Funded Debt owed to any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying an amount equal to such net proceeds to such redemption the Company may within 180 days after such sale or transfer, deliver to the Trustee Securities (other than Notes made on the basis of a reduction in a mandatory sinking fund payment) for cancellation and thereby reduce the amount to be applied to the redemption of the Notes by an amount equivalent to the aggregate principal amount of the Notes delivered.

             The Indenture provides that so long as the Notes are outstanding, the Company will not, and will not cause or permit any Restricted Subsidiary to, transfer any Principal Facility to any

   Subsidiary which was not a Restricted Subsidiary at the time of such transfer unless it shall apply within 180 days of the effective date of such transaction an amount equal to the fair value of such Principal Facility at the time of such transfer (i) to the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Facility or Facilities or a part thereof or (ii) to the redemption of the Notes or (iii) to the repayment of Senior Funded Debt of the Company or any Restricted Subsidiary (other than Senior Funded Debt owed to any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying all or any part of such amount to such redemption the Company may, within 180 days of such transfer, deliver to the Trustee Securities (other than the Notes made the basis of a reduction in a mandatory sinking fund payment) for cancellation and thereby reduce the amount to be applied to the redemption of the Notes by an amount equivalent to the aggregate principal amount of the Securities so delivered.

             Except as may be provided in the Indenture, if an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

             The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

             The Indenture provides that the Company, at the Company's option, (a) will be discharged from any and all obligations in respect of the Notes (except for certain obligations to register the transfer of or exchange Notes, replace stolen, lost or mutilated Notes and maintain paying agencies) or (b) need not comply with certain provisions of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations which, with respect to U.S. Government Obligations, through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount in cash sufficient to pay all of the principal of, premium, if any, and interest on the Securities on the dates such payments are due in accordance with the terms of such Notes and certain other conditions are satisfied.

             No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

             As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

             The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

             No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

             Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

             The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

             All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

             Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture referred to herein by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

             IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile.

                                 ARVIN INDUSTRIES, INC.


                                 -------------------------------------
                                 By: Richard A. Smith
                                 Title: Vice President - Finance



                                 -------------------------------------
                                 By: A.R. Sales
                                 Title: Treasurer



   TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
   This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

   Harris Trust and Savings Bank, as Trustee



   By:
       ------------------------------
       Authorized Officer


   [SEAL]                        ATTEST:

                                 ______________________________________
                                 Secretary of Arvin Industries, Inc.

                                ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to the applicable laws or regulations.

        TEN COM -- as tenants in common

        UNIF GIFT MIN ACT -- . . . . . . . . . Custodian . . . . . . . .
                                                (Minor)

             Under Uniform Gifts to Minors Act


             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                      State

        TEN ENT -- as tenants by the entireties

        JT TEN -- as joint tenants with right of survivorship and not as tenants in common





   Additional abbreviations may also be used though not in the above list.

                      _________________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


   Please Insert Social Security or Other
            Identifying Number of Assignee:

   ___________________________________


   ----------------------------------------------------------------------


                 PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                       INCLUDING ZIP CODE OF ASSIGNEE:



   ----------------------------------------------------------------------


   ----------------------------------------------------------------------


   ----------------------------------------------------------------------


   the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________________
   attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


   Dated: _________________________   ___________________________________
                                      NOTICE:  The signature to this
                                      assignment must correspond with the
                                      name as written above on the within
                                      instrument in every particular,
                                      without alteration or enlargement,
                                      or any change whatever.